UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 1, 2014
Date of Report (Date of earliest event reported)

S&W SEED COMPANY
(Exact Name of Company as Specified in Its Charter)

Nevada	001-34719	27-1275784
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

25552 South Butte Avenue
Five Points, CA   93624
(Address of Principal Executive Offices Including Zip Code)

(559) 884-2535
(Company's Telephone Number, Including Area Code)

       Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Effective July 1, 2014, the Board of Directors (the "Board") of S&W Seed Company (the "Registrant") increased the authorized number of directors constituting the Board from eight to nine and elected William S. Smith to fill the newly created vacancy. Mr. Smith's initial term as director will expire at the Registrant's 2014 Annual Meeting of Stockholders at which time it is expected that he will be a director nominee. Mr. Smith has been appointed to serve on the Board's Audit Committee and the Nominating and Governance Committee.

There are no transactions in which Mr. Smith has an interest requiring disclosure under Item 404(a) of Regulation S-K. Mr. Smith will be entitled to receive the regular compensation paid to the Registrant's non-employee directors as fixed by the Board from time-to-time.

A copy of the press release announcing the appointment of Mr. Smith to the Board is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
99.1	Press Release dated July 3, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

S&W SEED COMPANY

By: /s/ Matthew K. Szot

Matthew K. Szot
Senior Vice President of Finance and Administration and Chief Financial Officer

Date: July 3, 2014

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release dated July 3, 2014